                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               -----------------

                               ORTHALLIANCE, INC.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:


     [ ] Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                               ORTHALLIANCE, INC.
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503

                                 April 29, 1999



Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of OrthAlliance, Inc. ("OrthAlliance") to be held on Thursday, June 3, 1999 at the Torrance Hilton Hotel, 21333 Hawthorne Blvd., Torrance, California 90503. The meeting will begin promptly at 9:00 a.m., local time.

         The items of business to be addressed at the Annual Meeting are listed in the attached Notice of Annual Meeting of Stockholders and are more fully described in the Proxy Statement provided herewith. In addition to these matters, members of management will report on the Company's operations, followed by a period for questions and discussion.

         Management hopes that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

         On behalf of your Board of Directors, thank you for your continued support and interest in OrthAlliance.

                                                 Sincerely,




                                                 Sam Westover
                                                 President and
                                                 Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OrthAlliance, Inc. (the "Company") will be held at the Torrance Hilton Hotel, 21333 Hawthorne Boulevard, Torrance, California 90503 on Thursday, June 3, 1999 at 9:00 a.m., local time, for the following purposes as more fully described in the Proxy Statement provided herewith:

         (1) To elect three (3) directors to serve until the 2002 Annual Meeting of Stockholders;
         (2) To consider and act upon a proposal to amend the 1997 Non-Employee Director Stock Plan to provide that each director who is not a full-time employee of the Company shall receive an automatic grant of 10,000 options to purchase Class A Common Stock upon election or appointment of the director (pro-rated to the next annual meeting if appointed mid-term) and 10,000 options to purchase Class A Common Stock at the end of each year such director serves as a member of the Board of Directors in lieu of discretionary grants of options to any directors as determined by the Compensation Committee and to change the name of such plan to the "1997 Director Stock Plan";
         (3) To consider and act upon a proposal to amend the 1997 Orthodontist Stock Option Plan to expand the group of eligible participants in the plan to include consultants of the Company and to increase the number of shares of Class A Common Stock authorized to be issued pursuant to grants under the 1997 Orthodontist Stock Option Plan from 100,000 to 300,000;
         (4) To consider and act upon a proposal to amend the 1997 Employee Stock Option Plan to increase the number of shares of Class A Common Stock authorized to be issued pursuant to grants under the 1997 Employee Stock Option Plan from 1,500,000 to 2,000,000.
         (5) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and
         (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only the holders of record of Class A Common Stock and/or Class B Common Stock of the Company at the close of business on April 19, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders as of the close of business on April 19, 1999, will be available at the Annual Meeting for examination by any stockholder, his agent, or his attorney.

                                      By Order of the Board of Directors,



                                      Paul H. Hayase
                                      Senior Vice President,
                                      General Counsel and Secretary
Torrance, California
April 29, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ORTHALLIANCE, INC.
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503


                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999

         The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of OrthAlliance, Inc. (the "Company") will be held on Thursday, June 3, 1999, for the purposes set forth in the Notice of Annual Meeting of Stockholders attached hereto and as described herein. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When a proxy is properly executed and returned, the shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), and/or Class B Common Stock, $.001 par value per share ("Class B Common Stock") (Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to collectively, as the "Common Stock") represented thereby will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares of Common Stock will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto (collectively, the "Proposals") and any other matter that may properly come before the Annual Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy to the Company or by voting in person at the Annual Meeting.

         Only holders of Common Stock of record as of the close of business on April 19, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 13,099,021 shares of Class A Common Stock and 249,292 shares of Class B Common Stock. The Class A Common Stock and Class B Common Stock vote together as a class on all Proposals. Holders of Common Stock of record as of the close of business on the Record Date are entitled to cast one vote for each share held. No cumulative voting rights are authorized and dissenters' rights for Stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of Common Stock of the Company on or about April 30, 1999.

         The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. With respect to the other Proposals and any other matter that may properly come before the Annual Meeting, the approval of such Proposals or such other matter requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon. The
New York Stock Exchange does not permit any of its member organizations to allow brokers who hold shares of Common Stock in street name to exercise discretionary voting power with respect to any proposal that authorizes the issuance of stock or options to purchase stock to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class of stock outstanding. In the aggregate, the Proposals to amend the 1997 Orthodontist Stock Option Plan and the 1997 Employee Stock Option Plan would exceed 5% of the total amount of the Class A Common Stock outstanding. Therefore, with respect to these Proposals, brokers may not exercise discretionary voting power ("broker non-votes"); provided, however, that brokers may exercise discretionary voting power for the remaining Proposals if the member organization has not received voting instructions by the date specified herein and the member organization has no knowledge of any contest as to the action and the action is adequately disclosed to the shareholders. Broker non-votes will not be counted as votes for or against the Proposals. Abstentions with respect to a Proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote on any Proposal, including the election of directors.


                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation provides for up to nine (9) directors and divides the Board into three classes with the directors in each class serving a term of three years. The Company's Amended and Restated Bylaws (the "Bylaws") provide for the Company's Board of Directors (the "Board") to determine the actual number of directors and there are currently eight (8) directors serving on the Board. The terms of Randall K. Bennett, G. Harry Durity and Randall A. Schmidt, the Class II members, expire at the Annual Meeting. Dr. Schmidt has declined to stand for re-election. Messrs. Bennett and Durity have been nominated by the Nominating Committee of the Board to stand for re-election, and Dr. Raymond G. W. Kubisch has been nominated for election, as directors at the Annual Meeting to serve until the 2002 Annual Stockholders' Meeting or until their successors are duly elected and qualified.

         Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that any director nominee will be unavailable to serve as a director, if elected. However, if at the time of the Annual Meeting any nominee should be unable to serve or, for good cause, will not serve, the persons named proxies will vote as recommended by the Board to elect a substitute nominee recommended by the Board. In no event, however, will a proxy be voted to elect more than three (3) directors.

         Set forth below is information concerning the incumbent directors and the nominees for election or reelection to the Board to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Such information includes for the nominees, and for each of the incumbent directors, certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years, and directorships of companies (other than the Company) presently held, which information has been provided by the respective individuals.

NOMINEES FOR ELECTION -- CURRENT TERM EXPIRING 1999

         RANDALL K. BENNETT, D.D.S., M.S. (age 43), has served as a Director of the Company since its inception in October 1996. Dr. Bennett has practiced orthodontics in Salt Lake City, Utah since 1989 and he practiced in Beverly Hills, California from 1988 to 1989. Dr. Bennett graduated from Loma Linda University in 1988 with an M.S. degree in orthodontics and from the University of Alberta in 1981 with a D.D.S. degree.

         G. HARRY DURITY (age 52), has served as a Director of the Company since December 1998. Since August 1994, Mr. Durity has served as Corporate Vice President/Worldwide Business Development for Automatic Data Processing, Inc., a payroll service company. From 1992 to August 1994, Mr. Durity was Senior Vice President/Corporate Development for Revlon Consumer Products Company, a personal care products company, and prior thereto was Vice President/Corporate Development for RJR Nabisco, Inc., a consumer products company.

         RAYMOND G.W. KUBISCH, D.D.S., M.S.D., (age 54), has practiced orthodontics in the Seattle, Washington area since 1976. Dr. Kubisch graduated from Indiana University in 1968 with a Bachelor of Science in Marketing, and in 1974 graduated with a D.D.S. degree from Indiana University as Valedictorian. In 1976, Dr. Kubisch received his M.S.D. and Certificate in Orthodontics from the University of Washington. From 1986 to 1993, Dr. Kubisch was an Assistant Clinical Professor for the University of Washington.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RANDALL K. BENNETT, G. HARRY DURITY, AND RAYMOND G.W. KUBISCH TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

INCUMBENT DIRECTORS -- TERM EXPIRING 2000

         CRAIG L. MCKNIGHT (age 48) has been a director of the Company since completion of the initial public offering of Class A Common Stock (the "Offering") in August 1997. Since March 1995, Mr. McKnight has served as Executive Vice President of Magellan Health Services ("Magellan"), a specialty managed care company, which was previously known as Charter Medical Corporation. Mr. McKnight practiced public accounting with Coopers & Lybrand, LLP from 1985 through 1995. From June 1994 to March 1995, Mr. McKnight was responsible for the Health Care Practice of Coopers & Lybrand, L.L.P. in Philadelphia, Pennsylvania, and prior thereto was responsible for the Health Care Practice of Coopers & Lybrand, L.L.P. in California.

         SAM WESTOVER (age 43) has served as a director, President and Chief Executive Officer of the Company since October 1996. From August 1993 until July 1996, Mr. Westover served as President and Chief Executive Officer of SysteMed Inc., a pharmacy benefit management company, where he also served as a director from July 1992 until February 1997. From January 1993 until August 1993, Mr. Westover served as Senior Vice President, Chief Financial Officer and Treasurer of Wellpoint Health Networks, Inc., a health insurance company. Prior to joining Wellpoint, Mr. Westover served as Chief Financial Officer and Senior Vice President of Corporate Financial Services of Blue Cross of California, a position to which he was named in May 1990.

         JONATHAN E. WILFONG (age 50) has served as a director and Chairman of the Board since May 1997. Mr. Wilfong's term as Chairman will expire after the 1999 Annual Meeting of Stockholders. Mr. Wilfong served as an executive consultant to the Company from its inception until September 1997 and served as consultant to US Orthodontic Care, Inc., a predecessor to the Company, from June 1996 to August 1997. Mr. Wilfong is the founder and a principal of Newfound Capital Associates, an investment banking advisory firm founded in 1996 that specializes in advising high growth businesses on capital formation strategies and acquisition transactions. Mr. Wilfong is a Certified Public Accountant, and from 1983 to 1996 was a partner with Price Waterhouse LLP in Atlanta, Georgia and Greenville, South Carolina.

INCUMBENT DIRECTORS-TERM EXPIRING 2001

         DOUGLAS D. DURBIN, D.M.D., M.S.D. (age 44) has been a director of the Company since the completion of the Offering in August 1997. Dr. Durbin has served as President of The Kentucky Center for Orthodontics, P.S.C. and its predecessors since 1983. Dr. Durbin is a member of the American Association of Orthodontics, the American Dental Association and the Kentucky Association of Orthodontists, a Diplomate of the American Board of Orthodontics and has served as President, Treasurer, and Secretary of the Bluegrass Dental Society. Dr. Durbin graduated from the University of Kentucky College of Dentistry with a D.M.D. degree in 1978 and received his M.S.D. and Certificate in Orthodontics from the University of Kentucky College of Dentistry in 1983.

         W. DENNIS SUMMERS (age 50) has been a director of the Company since completion of the Offering in August 1997. Mr. Summers will serve as Chairman of the Board effective after the 1999 Annual Meeting of Stockholders. Since 1984, Mr. Summers has served as a principal of Roberts, Isaf & Summers, P.C. (and its predecessor firms), a law firm located in Atlanta, Georgia. Mr. Summers specializes in corporate and business matters.

         With the exception of Mr. Westover, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company; provided, however, that Dr. Bennett entered into a part-time employment arrangement with the Company effective February 20, 1998. Mr. Wilfong received compensation under consulting arrangements with the Company that expired in September 1997. There are no family relationships between any directors or executive officers.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1998, the Board met five (5) times (including regularly scheduled and special meetings). All of the directors attended at least 75% of all meetings of the Board held during the period that they served as directors, except for Craig McKnight who attended 60% of the meetings. The Board also acted by written consent on nine (9) occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. McKnight. Summers, and Wilfong. Mr. Wilfong is chairman of the Audit Committee. The Audit Committee is responsible for (a) recommending to the Board the firm to be employed as independent auditors of the Company, and (b) meeting with the Company's independent auditors at least annually to review (i) the scope of audit and non-audit assignments and related fees, (ii) accounting principles used by the company in financial reporting, and (iii) the adequacy of the Company's internal control procedures. During 1998, the Audit Committee held one (1) meeting.

         COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Wilfong, McKnight and Summers. Mr. Summers is chairman of the Compensation Committee. The Compensation Committee is responsible for (a) reviewing, approving, recommending and reporting to the Chief Executive Officer and the Board of Directors matters regarding the compensation of the Company's executive officers and other key employees and compensation levels or plans affecting the compensation of the Company's other employees and (b) administering the Company's 1997 Employee Stock Option Plan, 1997 Non-Employee Director Stock Plan and 1997 Orthodontist Stock Plan. During

1998, the Compensation Committee held one (1) meeting and acted by unanimous written consent on twenty-eight (28) occasions.

         EXECUTIVE COMMITTEE. The Executive Committee currently consists of Messrs. Westover and Wilfong and Drs. Bennett and Durbin. The Executive Committee is authorized by the Board to take all action which may be delegated by the Board under the Delaware General Corporation Law. During 1998, the Executive Committee acted by unanimous written consent on three (3) occasions.

         NOMINATING COMMITTEE. The Nominating Committee currently consists of Messrs. Summers, Westover and Wilfong. The Nominating Committee is responsible for (a) recommending candidates for election to the Board, and (b) examining the performance of incumbent directors and making recommendations concerning the retention of such directors. During 1998, the Nominating Committee held one
(1) meeting and acted by unanimous written consent on one occasion.

         The Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director generally must be given not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year and must contain: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age and residence address of the nominee; (iii) the principal occupation or employment of the nominee; (iv) the class, series and number of shares held of record, beneficially and by proxy, by the stockholder and the nominee as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice; and (v) such other information relating to the nominee proposed by such stockholder as is required to be included if the Company is then subject to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the written consent of each nominee to be named in the proxy statement and to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other business which a stockholder proposes to bring before an annual meeting of stockholders. Such notice must contain (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Company's stock which are held of record, beneficially and by proxy by the stockholder as of the record date of such meeting (if such record date is publicly available) and as of the date of such notice, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and (v) any material interest of the stockholder in such business. The purpose of requiring advance notice is to afford the Board an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by the Board, to inform stockholders about those matters. Although the advance notice provisions do not give the Board any power to approve or disapprove stockholder nominations or proposals for action by the Company, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

COMPENSATION OF DIRECTORS

         Members of the Board are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Pursuant to the 1997 Non-Employee Director Stock Plan, the Company made the following grants of options during 1998 to directors: Dr. Schmidt, Dr. Bennett, Dr. Durbin and Mr. Wilfong each received options to acquire 15,000 shares of Class A Common Stock, Messrs. McKnight and Summers each received options to acquire 10,000 shares of Class A Common Stock and Mr. Durity received options to acquire 5,000 shares of Class A Common Stock. If the Stockholders approve the amendment to the 1997 Non-Employee Director Stock Plan, as described in this Proxy Statement, each director, who is not a full-time employee of the Company, will automatically receive options to acquire 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value of the Company's Class A Common Stock at the time of election or appointment to the Board, and options to acquire 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value on the date of the annual meeting of the Stockholders for each year in which a director serves as a member of the Board of Directors. Directors appointed mid-term will receive a prorated initial grant of options, as determined by multiplying 10,000 by a fraction, the numerator of which is the number of months remaining in the director's term until the next annual meeting of stockholders and the denominator of which is 12.


                                  PROPOSAL 2:
                        APPROVAL OF THE AMENDMENT OF THE
                     1997 NON-EMPLOYEE DIRECTOR STOCK PLAN

         The primary purpose of the Company's 1997 Non-Employee Director Stock Plan, as amended (the "Director Plan"), which was previously approved by the Board of Directors and the Stockholders, is to attract and retain directors of the Company. The Board has adopted and recommends that the Stockholders approve amendments to the Director Plan to change the name of the Director Plan to the "Director Stock Option Plan" and provide that the Compensation Committee will no longer have authority and discretion to administer the Director Plan and provide for automatic formula grants of options to acquire 10,000 shares of Class A Common Stock to directors who are not full-time employees of the Company ("Eligible Directors") upon election or appointment to the Board (subject to pro-ration if appointed mid-term) and options to acquire 10,000 shares of Class A Common Stock for each year served as director (the "Director Plan Amendment"). All other provisions of the Director Plan will remain unchanged.

         The material features of the Director Plan are described below.

ADMINISTRATION

         Currently the Director Plan is administered by the Compensation Committee (composed solely of Non-Employee Directors as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and provides for discretionary grants to any director. Subject to the provisions of and in accordance with the Director Plan, the Compensation

Committee currently has the power to (i) grant options, (ii) determine those directors to whom options will be granted, (iii) interpret the Director Plan,
(iv) promulgate rules and regulations relating to the Director Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Director Plan. As amended, the Director Plan will be a self-governing "formula" plan. Upon election or appointment, each Eligible Director will receive options to purchase 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value of the Class A Common Stock on the date of election or appointment and will receive additional options to purchase 10,000 shares of Class A Common Stock at an exercise price of 100% of the fair market value of the Class A Common Stock on the date of the annual meeting of stockholders for each year in which such director remains a director of the Company. Eligible Directors appointed mid-term will receive a pro-rated initial grant of options, as determined by multiplying 10,000 by a fraction, the numerator of which is the number of months remaining until the next annual meeting of stockholders, and the denominator of which is 12.

TERMINATION AND AMENDMENT

         The Board has the right to amend the Director Plan at any time and from time to time and the right to terminate the Director Plan at any time, provided, however, that no such termination shall terminate any outstanding options granted under the Director Plan and provided further that no amendment to the Director Plan shall, without the written consent of a participant, adversely affect the rights of such participant with respect to any outstanding options granted under the Director Plan. No amendment to the Director Plan may be made without stockholder approval if stockholder approval is required for options granted thereunder to qualify or continue to qualify for exemption under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

         The class of persons eligible to participate in the Director Plan, as amended, will consist of all Eligible Directors of the Company.

STOCK SUBJECT TO THE PLAN

         As of April 19, 1999, 100,000 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Director Plan and 100,000 shares of Class A Common Stock remained available for the grant of future options under the Director Plan. Current directors who are not executive officers have received options to acquire 100,000 shares of Class A Common Stock pursuant to the Director Plan.

TERMS

         All options under the Director Plan are non-qualified stock options ("NSOs"). Under the Director Plan, as amended, the Board will have no discretion as to persons to whom options are granted, the timing of grants, number of shares subject to any option, the exercise price of any option, the periods during which any option may be exercised or the expiration date of any option. The exercise price will be as described above, options will vest on the first anniversary of the date of the grant and the exercise period will be ten years from the date of the grant. Prior to the amendment, the Compensation Committee had the authority to grant options to any director and set the exercise price of options granted;

provided, however, that the exercise price of a share of Class A Common Stock subject to a NSO could not be less than the fair market value of a share of Class A Common Stock on the date granted. The Compensation Committee established the exercise period for each option grant, which period could not exceed ten years.

         An option granted under the Director Plan cannot be sold or transferred except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         A participant in the Director Plan is not taxed on the grant of an option. Upon exercise, however, the participant generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. The Company is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the participant. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE DIRECTOR PLAN
AMENDMENT.


                                  PROPOSAL 3:
                          APPROVAL OF THE AMENDMENT OF
                    THE 1997 ORTHODONTIST STOCK OPTION PLAN

         The primary purpose of the Company's 1997 Orthodontist Stock Option Plan (the "Orthodontist Plan"), which was previously approved by the Board and the Stockholders, is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain Allied Orthodontists (as defined below) an opportunity to acquire or increase their proprietary interests in the Company. The Board has adopted and recommends that the Stockholders approve amendments to the Orthodontist Plan to change the class of person eligible to participate in the Orthodontist Plan from only Allied Orthodontists to include consultants of the Company who engage in recruiting prospective Allied Orthodontists and increase the number of shares subject to the Orthodontist Plan from 100,000 shares to 300,000 shares (the "Orthodontist Plan Amendments"). All other provisions of the Orthodontist Plan remain unchanged.

         The material features of the Orthodontist Plan are described below.

ADMINISTRATION

         The Orthodontist Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine the Allied Orthodontists to whom options to purchase shares of Class A Common Stock will be granted, the number of shares of Class A Common Stock subject to each option and such other matters as are specified in the Orthodontist Plan. As amended, the

Compensation Committee will have the power to determine the Allied Orthodontists and consultants to whom options to purchase shares of Class A Common Stock will be granted, the number of such shares subject to each option and such other matters as are specified in the Orthodontist Plan. To the extent not inconsistent with the provisions of the Orthodontist Plan, the Compensation Committee may give an option holder an election to surrender an option in exchange for the grant of a new option, and shall have the authority to amend or modify an outstanding stock option agreement or to waive any provision thereof, provided that the option holder consents to such action. The Compensation Committee establishes the exercise period for each option grant, which period may not exceed five years.

TERMINATION AND AMENDMENT

         The Orthodontist Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate. Stockholder approval is required for any amendment (a) to materially increase the number of shares of stock reserved for issuance, (b) to materially change the class of persons eligible to receive options or (c) to otherwise materially increase the benefits accruing to participants. The Board may suspend the granting of options under the Orthodontist Plan and may terminate the Orthodontist Plan at any time.

ELIGIBILITY

         Prior to amendment, the class of persons eligible to participate in the Orthodontist Plan are determined by the Compensation Committee, in its sole discretion, and consist of certain Allied Orthodontists. An "Allied Orthodontist" is an orthodontist or dentist who (i) holds an equity interest in an Allied Practice (as defined below), or (ii) is a party to an existing employment agreement with an Allied Practice. An "Allied Practice" is a professional business entity that provides orthodontic or dental services to the public and is a party to an existing service agreement or consulting and business services agreement with the Company, whereby the Company provides management or consulting services to such entity in exchange for a service or consulting fee. An Allied Orthodontist may be eligible to participate in the Orthodontist Plan if the Compensation Committee determines, in its sole discretion, that such Allied Orthodontist recruited or referred an orthodontist or dentist to the Company who consummates a business combination with the Company or a subsidiary and becomes an Allied Orthodontist. As amended, the class of persons eligible to participate in the Orthodontist Plan will be determined by the Compensation Committee, in its sole discretion, and shall consist of Allied Orthodontists and consultants engaged by the Company to recruit prospective Allied Orthodontists.

STOCK SUBJECT TO THE PLAN

         An aggregate of 100,000 shares of Class A Common Stock has been reserved for issuance upon the exercise of options under the Orthodontist Plan. As of April 19, 1999, 100,000 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Orthodontist Plan and no shares of Class A Common Stock remained available for options yet to be granted under the Orthodontist Plan. At April 19, 1999, one (1) Allied Orthodontist, also a director of the Company, had been granted options to purchase 107,753 shares of Class A Stock under the Orthodontist Plan (subject to Stockholder approval of the Orthodontist Plan Amendments with respect to 7,753 of such options). As amended, an aggregate of 300,000 shares of Class A Common Stock will be reserved for issuance upon the exercise of options under the Orthodontist Plan.

TERMS

         All options under the Orthodontist Plan are NSOs. The exercise price of the Class A Common Stock subject to each option shall be the same as the Closing Stock Price (as hereinafter defined) used for the Allied Orthodontist that the participant in the Orthodontist Plan recruited or referred to the Company. The "Closing Stock Price" shall mean the price used to determine the number of shares of Class A Common Stock that a recruited or referred Allied Orthodontist received upon the closing of the affiliation of such Allied Orthodontist with the Company.

         An option granted under the Orthodontist Plan cannot be sold or transferred except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         A participant in the Orthodontist Plan is not taxed on the grant of an option. Upon exercise, however, a participant generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. The Company is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the participant. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ORTHODONTIST PLAN AMENDMENTS.

                                  PROPOSAL 4:
                     APPROVAL OF THE AMENDMENT OF THE 1997
                           EMPLOYEE STOCK OPTION PLAN

         The primary purpose of the 1997 Employee Stock Option Plan, as amended (the "Employee Plan"), which was previously approved by the Board and the Stockholders, is to advance the interests of the Company, its subsidiaries and its stockholders by affording certain officers and employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company. The Board has adopted and recommends that the Stockholders approve an amendment to the Employee Plan to increase the number of shares of Class A Common Stock which may be issued subject to options granted under the Employee Plan from 1,500,000 to 2,000,000, subject to certain anti-dilution provisions set forth in the Employee Plan (the "Employee Plan Amendment"). All other provisions of the Employee Plan will remain unchanged.

         The material features of the Employee Plan are described below.

ADMINISTRATION

         The Employee Plan is administered by the Compensation Committee. The Compensation Committee has the power to (i) grant options in accordance with the Employee Plan, (ii) determine those persons to whom options will be granted, subject to the provisions of the Employee Plan, (iii) interpret the Employee Plan, (iv) promulgate rules and regulations relating to the Employee Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Employee Plan. Decisions of the Compensation Committee regarding the interpretation and administration of the Employee Plan are binding upon all interested persons.

TERMINATION AND AMENDMENT

         The Employee Plan may be terminated or amended at any time and from time to time by the Board. The Board may not, however, amend the Employee Plan without the approval or ratification of the Stockholders if such amendment would (i) increase the total number of shares of stock issuable pursuant to ISOs (as defined below) or materially increase the number of shares of stock subject to the Employee Plan, (ii) materially change the class of employees eligible to receive ISOs or participate, or (iii) otherwise materially increase the benefits accruing to employees.

ELIGIBILITY

         The class of persons eligible to participate in the Employee Plan consists of all officers and employees of the Company whose participation the Compensation Committee determines to be in the best interests of the Company.

STOCK SUBJECT TO THE EMPLOYEE PLAN

         As of April 19, 1999, an aggregate of 1,210,213 shares of Class A Common Stock were reserved for issuance upon exercise of options previously granted under the Employee Plan and an aggregate of 289,783 shares of Class A Common Stock remained available for the grant of future options. If the amendment is approved, 789,783 shares of Class A Common Stock will be available for the grant of future options under the Employee Plan. Mr. Westover (Chief Executive Officer and President) has received options to acquire 500,000 shares of Class A Common Stock pursuant to the Employee Plan. Mr. Hayase (Senior Vice President, Secretary and General Counsel) has received options to acquire 250,000 shares of Class A Common Stock pursuant to the Employee Plan. Mr. Toon (Senior Vice President and Chief Development Officer) has received options to acquire 83,175 shares of Class A Common Stock pursuant to the Employee Plan.

TERMS

         Under the Employee Plan, the Compensation Committee may grant either options intended to qualify as incentive stock options ("ISOs") under the Internal Revenue Code (as defined below) or options that do not qualify as ISOs ("NSOs"). ISOs involve certain tax implications under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee establishes the exercise period for each option grant, which period may not exceed 10 years.

         The Employee Plan provides that the exercise price for each share of Class A Common Stock subject to an ISO shall be no less than the fair market value of a share of Class A Common Stock on the date the ISO is granted or, if the ISO is granted to a key employee who is a 10% holder of Class A Common Stock, the exercise price for each share of Class A Common Stock subject to such ISO shall be no less than 110% of the fair market value of a share of Class A Common Stock on the date the ISO is granted. In addition, the exercise price for each share of Class A Common Stock subject to a NSO shall be no less than the fair market value of a share of Class A Common Stock on the date the NSO is granted.

         An option granted under the Employee Plan is not transferable other than by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         NSOs. An individual receiving a NSO under the Employee Plan does not recognize taxable income on the date of grant of the option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the NSO in the amount of the difference between the option exercise price and the fair market value of the Class A Common Stock on the date of exercise. The amount of ordinary income recognized by an individual is deductible by the Company in the year that the income is recognized by the individual. The Company's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Class A Common Stock are held.

         ISOs. An individual who is granted an ISO under the Employee Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Class A Common Stock received upon the exercise of the ISO over the option exercise price is includable in such individual's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of stock acquired by the exercise of an ISO is increased by the amount of such excess.

         Upon the disposition of the stock acquired upon exercise of an ISO, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the individual's basis increased as described in the preceding paragraph), provided that such individual has not disposed of the stock within the later of two years after the date of grant or one year after the date of exercise. If an individual disposes of the stock without satisfying such holding period requirements (a "Disqualifying Disposition"), the individual will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (i) the difference between the exercise price and the fair market value of the stock on the date the ISO is exercised or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term gain or loss, depending upon the length of time that the stock is held. Unlike the case in which a NSO is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an ISO or upon disposition of the stock acquired pursuant to such exercise, except to the extent that the individual recognizes ordinary income in a Disqualifying Disposition.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE EMPLOYEE PLAN
AMENDMENT.


                                  PROPOSAL 5:
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries for fiscal years 1997 and 1998 and has been appointed by the Audit Committee to continue in that capacity for the Company's fiscal year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the stockholders, the Audit Committee will appoint other independent auditors to serve for the remainder of the year. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of April 19, 1999 for (i) directors of the Company, (ii) the Chief Executive Officer and each of the three most highly compensated executive officers of the Company (collectively the "Named Executive Officers"), (iii) the directors and executive officers of the Company as a group and (iv) each person who is a stockholder of the Company holding more than a five percent (5%) interest in the Company.



                                                  NUMBER OF                               NUMBER OF
                                                  SHARES OF                               SHARES OF      PERCENT OF
                                                   CLASS A          PERCENT OF CLASS       CLASS B       CLASS B
                                                    COMMON              A COMMON            COMMON       COMMON
                                                    STOCK                STOCK              STOCK        STOCK
                                                 BENEFICIALLY         BENEFICIALLY       BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                          OWNED (1)              OWNED            OWNED (1)      OWNED
------------------------                         ------------       ----------------     ------------    ------------
Sam Westover                                         306,814 (2)         2.3%               33,000          13.2%
Robert S. Chilton                                     25,000 (3)           *                    --            --
Paul H. Hayase                                        85,704 (4)           *                 6,000           2.4%
Stephen M. Toon                                       18,635 (5)           *                    --            --
Randall K. Bennett, D.D.S., M.S.                     363,396 (6)         2.8%               24,000           9.6%
Douglas D. Durbin, D.M.D., M.S.D.                    110,068 (7)           *                 1,062             *
G. Harry Durity                                        5,000 (8)           *
Craig L. McKnight                                     15,000 (9)           *                    --            --
Randall A. Schmidt, D.D.S., M.S.D.                   535,129(10)         4.0%                3,043           1.2%
W. Dennis Summers                                     15,000 (9)           *                    --            --
Jonathan E. Wilfong                                  463,962(11)         3.5%               15,930           6.4%
Robert N. Pickron, D.D.S.                            972,180(12)         7.4%               91,632            35%
All executive officers & directors as a            2,915,888              20%              174,667          67.8%
group (12 persons)


-------------------

   *     Less than 1.0%.
 (1) Based on an aggregate of 13,099,021 shares of Class A Common Stock and 249,242 shares of Class B Common Stock issued and outstanding as of April 19, 1999. Includes shares of Class A Common Stock that may be acquired upon the exercise of stock options and warrants exercisable within 60 days. Each share of Class B Common Stock automatically converts into 8 shares of Class A

         Common Stock upon the attainment of certain average closing price calculations for the Class A Common Stock in 5 increments of 20% each. If not converted on or before August 21, 2003, each share of Class B Common Stock automatically converts into 1 share of Class A Common Stock. Each person named above has sole voting and dispositive power with respect to all shares listed opposite such person's name, except as otherwise noted. The address of all persons listed, except Mr. Wilfong and Dr. Pickron, is 21535 Hawthorne Boulevard, Suite 200, Torrance, California 90503.
 (2) Includes 160,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (3) Includes 25,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (4) Includes 65,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (5) Includes 16,635 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan.
 (6) Includes 30,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within sixty days pursuant to the Employee Plan and 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
 (7) Includes 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
 (8) Includes 5,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
 (9) Includes 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
(10) Includes 30,000 shares of Class A Common Stock, 15,000 shares of Class A Common Stock and 107,758 shares of Class A Common Stock purchasable upon exercise of stock options (7,758 subject to Stockholder approval of the Director Plan Amendments) that are currently exercisable or exercisable within 60 days pursuant to the Employee Plan, the Director Plan and Orthodontist Plan, respectively. Includes 31,478 shares of Class A Common Stock and 354 shares of Class B Common Stock held by a profit sharing plan for Dr. Schmidt's benefit and 31,600 shares of Class A Common Stock subject to warrants that are currently exercisable. (Includes warrants to purchase 20,000 shares of Class A Common Stock held by Dr. Schmidt's minor children. Dr. Schmidt disclaims beneficial ownership of the shares of Class A Common Stock subject to these warrants).
(11) The business address of Mr. Wilfong is 536 Manor Ridge Drive, N.W., Atlanta, Georgia 30305. Includes 318,750 shares of Class A Common Stock subject to warrants that are currently exercisable and 15,000 shares of Class A Common Stock purchasable upon exercise of stock options that are currently exercisable or exercisable within 60 days pursuant to the Director Plan.
(12) The business address of Dr. Pickron is 3294 Medlock Bridge Road, Building A, Norcross, Georgia 30092. Includes an aggregate of 84,252 shares of Class A Common Stock and 12,036 shares of Class B Common Stock held in separate trusts by a third party trustee for the benefit of each of Dr. Pickron's children and a niece. Dr. Pickron disclaims beneficial ownership of the shares of Common Stock held in such trusts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation paid to the Company's Chief Executive Officer and each of the Named Executive Officers whose salary and bonus compensation for the year ended December 31, 1998 exceeded $100,000.



                                                    ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                  -------------------------------------------------------     -----------------------------
                                                                              OTHER           SECURITIES
            NAME AND                                                          ANNUAL           UNDERLYING      ALL OTHER
       PRINCIPAL POSITION         YEAR   SALARY($)(1)     BONUS($)(2)     COMPENSATION($)      OPTIONS(#)   COMPENSATION($)
       ------------------         ----   -----------      -----------     ---------------     -----------   ---------------

Sam Westover....................  1998      250,000          117,857               --            100,000           --
    President and Chief           1997       84,615           75,000          271,461(3)         300,000           --
    Executive Officer             1996           --               --               --                 --           --


P. Craig Hethcox (6)............  1998      118,500               --          250,000                 --           --
    Chief Operating               1997       62,615               --          107,916(4)         100,000           --
    Officer                       1996           --               --               --                 --           --


Paul H. Hayase..................  1998      165,000           77,786               --             75,000           --
    Senior Vice President         1997       55,846           49,500          172,647(5)          75,000           --
       - Human Resources          1996           --               --               --                 --           --
           General Counsel
           and Secretary

Robert S. Chilton (7)...........  1998      135,000           63,643               --             50,000           --
    Chief Financial Officer       1997       85,153           27,000               --             50,000           --
                                  1996           --               --               --                 --           --

Stephen M. Toon ................  1998       63,327           92,500               --             75,000           --
     Senior Vice President
     Chief Development
        Officer


--------------------
(1)      Represents annual salary.
(2)      Represents annual bonuses earned for the periods indicated.
(3) Represents fees for consulting services provided to Premier Orthodontic Group, Inc., which company merged with and into the Company.
(4) Represents fees for consulting services provided to U.S. Orthodontic Care, Inc., which company merged with and into the Company.

(5) Represents fees for consulting services provided to Premier Orthodontic Group, Inc. which company merged with and into the Company.
(6) Mr. Hethcox resigned effective January 31, 1998 and received severance pay of $250,000.
(7)      Mr. Chilton resigned effective February 18, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock option grants for the year ended December 31, 1998 to the Chief Executive Officer and each of the Named Executive Officers:


                                                                                                           POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                                        ------------------------------------------------------------       ANNUAL RATES OF STOCK
                                                                                                            PRICE APPRECIATION
                                                                                                            FOR OPTION TERM (1)
                                        NUMBER OF       PERCENT OF                                      --------------------------
                                        SECURITIES     TOTAL OPTIONS
                                        UNDERLYING      GRANTED TO          EXERCISE
                                         OPTIONS       EMPLOYEES IN        PRICE PER      EXPIRATION
                                         GRANTED        FISCAL 1998          SHARE           DATE          5%               10%
                                        ----------     -------------       ---------      ----------    ---------        ---------

SAM WESTOVER........................     100,000           20.93%           $14.625         5/28/08     2,382,252        3,793,345
PAUL H. HAYASE......................      75,000           15.69%           $14.625         5/28/08     1,786,639        2,845,009
ROBERT S. CHILTON...................      50,000           10.46%           $14.625         5/28/08     1,191,126        1,896,673
STEPHEN M. TOON.....................      75,000           15.69%            $9.00          8/31/08     1,099,501        1,750,775


(1) THE 5% AND 10% ASSUMED ANNUAL RATES OF COMPOUNDED STOCK PRICE APPRECIATION ARE MANDATED BY RULES OF THE SEC. THERE CAN BE NO ASSURANCE PROVIDED TO ANY EXECUTIVE OFFICER OR ANY OTHER HOLDER OF THE COMPANY'S SECURITIES THAT THE ACTUAL STOCK PRICE APPRECIATION OVER THE TERM WILL BE AT THE ASSUMED 5% AND 10% LEVELS OR AT ANY OTHER DEFINED LEVEL. UNLESS THE MARKET PRICE OF THE CLASS A COMMON STOCK APPRECIATES OVER THE OPTION TERM, NO VALUE WILL BE REALIZED FROM THE OPTION GRANTS MADE TO THE CHIEF EXECUTIVE OFFICER OR THE NAMED EXECUTIVE OFFICERS.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

         The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Named Executive Officers of the Company at December 31, 1998. No options were exercised by the Named Executive Officers of the Company during 1998.

                                SECURITIES UNDERLYING                      VALUE OF
                                      NUMBER OF                          UNEXERCISED
                                    UNEXERCISED                          IN-THE-MONEY
                                      OPTIONS                               OPTIONS
                                   AT FY-END (#)                       AT FY-END ($) (1)
                                ---------------------                  -----------------
     NAME               EXERCISABLE         UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
     ----               -----------         -------------     -----------       -------------

Sam Westover              130,000              270,000                0                   0
Paul H. Hayase             37,500              112,500                0                   0
Robert S. Chilton          25,000               75,000                0                   0
Stephen M. Toon            15,000               60,000          $30,000            $120,000


------------------
(1) Based on a closing price of $11.00 per share of Class A Common Stock on December 31, 1998, 15,000 of the options were in-the-money.

NONCOMPETITION AND EMPLOYMENT CONTRACTS

         The Company entered into employment agreements with Messrs. Westover and Hayase providing for annual base salaries of $250,000 and $165,000, respectively, with each person being eligible for a cash bonus of up to 30% of his base salary (the "Employment Agreements"). Additionally, the Employment Agreements provided for the grant of options for the purchase of Class A Common Stock to each of Messrs. Westover and Hayase for 300,000 and 75,000 shares, respectively, which such options (i) vested 20% on August 21, 1997 and (ii) will vest 20% per year on the first through the fourth anniversary dates thereof. These options expire ten years from the date of grant and are exercisable at $12.00 per share.

         Each Employment Agreement is for an initial term of five years with an automatic renewal for successive 1 year terms unless prior notice of termination is provided. The Company may terminate an Employment Agreement (i) for cause, (ii) without cause upon 30 days prior notice, or (iii) upon death or disability of the employee. The employee may terminate the Employment Agreement within 120 days after a constructive termination (as defined therein). If the employee is terminated by the Company without cause or the employee terminates the Employment Agreement within 120 days following a constructive termination, the Company is required to pay such employee a lump sum severance equal to 2 times the applicable annual base salary. Each Employment Agreement provides that if the employee is terminated within a twelve-month period following a change in control of the Company (as defined therein), the Company will pay such employee three times the sum of (i) the employee's annual base compensation, plus (ii) the maximum possible cash bonus for such year. In addition, upon a change in control, the Company will pay the employee any accrued salary, benefits or reimbursements and the employee's options will fully vest and become immediately exercisable for the longer of (i) 90 days from the change in control or (ii) the time period specified in the stock plan. Each Employment Agreement prohibits the employee from competing with the Company for a period of 2 years following termination of employment.

         The Company entered into a letter agreement with Mr. Chilton providing for an annual base salary of $135,000, and a cash bonus of up to 30% of his annualized base salary. Additionally, the Company granted Mr. Chilton an option to purchase 50,000 shares of Class A Common Stock, with a vesting schedule consistent with the vesting schedule described above for the Employment Agreements. Mr. Chilton resigned effective February 18, 1999, with options to purchase 25,000 shares of Class A Common Stock vested on such date.

         The Company entered into a letter agreement with Mr. Toon on May 22, 1998 providing for an initial base salary of $185,000 with a guaranteed management bonus in the amount of $92,500, and such bonus was paid in February of 1999. Thereafter, Mr. Toon will be eligible to receive a bonus of up to 50% of his base salary, subject to the approval of the Board of Directors and the achievement of certain financial goals of the Company established by the Board of Directors and management. Additionally, the Company granted Mr. Toon an option to purchase 75,000 shares of Class A Common Stock, 20% of which vested on the date of grant, and 20% of which vests on each anniversary of the grant date. The letter agreement term is for a two year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee are Messrs. Wilfong, Summers and McKnight. Mr. McKnight and Summers are not and have not been officers or employees of the Company or any of its subsidiaries. Dr. Bennett was a member of the Compensation Committee until April 30, 1998 and became a part-time employee of the Company effective February 20, 1998, as Co-Chair of the Clinical Advisory Committee to assist in the development of the Company's practice improvement programs and training materials and such other projects as the Company may request from time to time. A predecessor of the Company, U.S. Orthodontic Care, Inc. ("USOC"), entered into a consulting agreement with Newfound Capital Associates ("Newfound") and Newfound's president, Mr. Wilfong. The Company succeeded to the rights and obligations of USOC with respect to this agreement upon the merger of USOC with and into the Company and Mr. Wilfong entered into a separate consulting agreement with the Company whereby Mr. Wilfong agreed to provide financial and general business services to the Company in return for consulting fees of $300,000. In addition to the consulting fees, the Company granted Mr. Wilfong a warrant to purchase 150,000 shares of Class A Common Stock at an exercise price of $12.00 per share. A warrant granted to Mr. Wilfong to purchase 168,750 shares of USOC's common stock was converted in such merger to a warrant to purchase 168,750 shares of Class A Common Stock at $11.16 a share. Both warrants are exercisable for five
(5) years from August 21, 1997. Mr. Wilfong's consulting agreements terminated on September 30, 1997.

                              CERTAIN TRANSACTIONS

         Effective August 21, 1997, the Company entered into an Employment Agreement with Mr. Hethcox, the Chief Operating Officer, providing for an annual base salary of $185,000. In connection with his employment, the Company granted to Mr. Hethcox a warrant to purchase 50,000 shares of Class A Common Stock, with an exercise price of $0.01 a share, exercisable for 5 years from August 21, 1997. Mr. Hethcox terminated his employment with the Company effective January 31, 1998. With respect to such termination, the Company and Mr. Hethcox entered into a letter agreement dated January 14, 1998 which provided for payment to Mr. Hethcox of his base salary through January 31, 1998 and a severance payment of $250,000 on January 31, 1998. The letter agreement amended Mr. Hethcox's stock option agreement to extend the exercise period for options vested on the termination date until January 31, 1999 and to provide for accelerated vesting with respect to 20,000 shares of Class A Common Stock and expiration of the exercise period for such shares on July 31, 1998.

         On September 9, 1997, the Company loaned $114,927 to Orthodontic Affiliates, P.C. ("OA") of which Dr. Schmidt, a director of the Company, is a 50% owner. Interest on the loan accrues at the prime rate plus 1% and the term of the loan is 36 months. The loan reflects indebtedness of OA assumed by the Company in the Acquisitions. At March 31, 1999, principal in the amount of $57,463.55 was outstanding. Dr. Schmidt also received compensation in the amount of $157,693 in consulting fees under an arrangement with the Company during 1998.

         On April 7, 1998, the Company loaned $49,885 to Randall K. Bennett, D.D.S., M.S., P.C. of which Dr. Bennett, a director of the Company, is the 100% owner to purchase office equipment. Interest in the loan accrues at the prime rate plus 10% and the term of the loan is thirty-six months. At March 31, 1999, principal in the amount of $34,642.37 was outstanding.


                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. None of the members of the Committee are officers or employees of the Company, although Mr. Wilfong served as a consultant to the Company until September 30, 1997 and is Chairman of the Board of Directors.

EXECUTIVE COMPENSATION PROGRAM

         The Committee believes that a portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

         Base Salary and Bonus. Base salaries for Messrs. Westover and Hayase are paid pursuant to the Employment Agreements and the base salary for Mr. Toon is paid pursuant to the Letter Agreement.

         Each of Messrs. Westover and Hayase is eligible for an annual cash bonus of up to forty percent (40%) of his annualized base salary and Mr. Toon is eligible for an annual cash bonus of up to 50% of his annualized base salary. The individual bonus percentages for 1998 were established by the Committee based upon each officer's level of responsibility within the Company and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Committee and may be adjusted in accordance with these factors or others that the Committee determines to be relevant at the time.

         The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to improve the current profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in the long-term best interest of the Company.

         Long-Term Incentives. The Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for the Company to provide long-term incentive awards to motivate the executive officers to improve long-term profitability of the Company and create value for the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Compensation arrangements for Mr. Westover as President and Chief Executive Officer were determined based on his Employment Agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts. The Committee noted the growth of the Company since the Offering and the increase in Mr. Westover's responsibilities related thereto.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

         The Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of the Company and its stockholders. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                               COMPENSATION COMMITTEE

                                               W. Dennis Summers, Chairman
                                               Jonathan E. Wilfong
                                               Craig L. McKnight

         THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in cumulative stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the Common Stock since August 21, 1997 with the cumulative total return on the Nasdaq Stock Market Index and Nasdaq Health Services Stock Index. The stock price performance graph assumes an investment of $100 in the Company on August 21, 1997 and an investment of $100 in the two (2) indexes on August 21, 1997 and further assumes the reinvestment of all dividends. Stock price performance, presented monthly for the period from August 21, 1997 through December 31, 1998 is not necessarily indicative of future results.


                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
        AMONG ORTHALLIANCE, INC., THE NASDAQ STOCK MARKET (U.S.)INDEX,
               THE NASDAQ HEALTH SERVICES INDEX AND A PEER GROUP


Research Data Group                           Peer Group Total Return Worksheet

Orthalliance Inc (ORAL)


                                                                   CUMULATIVE TOTAL RETURN
-----------------------------------------------------------------------------------------------------------------------------------
                            8/21/97 8/97  9/97  10/97 11/97 12/97 1/98  2/98  3/98  4/98 5/98 6/98 7/98 8/98 9/98 10/98 11/98 12/98

ORTHALLIANCE, INC             100    116   123    113    93    76   91   107   117   130  120  121   96   75   68   88    95    92
PEER GROUP                    100    100   120    104   105    98   99   112   123   123  111  110   91   73   84   95    99    97
NASDAQ STOCK MARKET (U.S.)    100    100   106    100   101    99  102   112   116   118  112  119  118   95  108  112   124   139
NASDAQ HEALTH SERVICES        100     98   107    100    95    96   93   102   105   105   96   96   82   64   72   78    76    82

* $100 INVESTED ON 8/21/97 IN STOCK OR ON 7/31/97 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


         THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, the Company believes that all filings were timely except as follows: (i) the initial statement of beneficial ownership on Form 3 required to be filed by Mr. Durity upon his becoming a director on December 3, 1998 was inadvertently not timely filed until March 15, 1999; (ii) three purchases of an aggregate of 1,100 shares by Dr. Durbin's and his wife's individual retirement accounts occurring in March 1998 were inadvertently reported late on a Form 4 filed in October 1998; (iii) options granted under the Director Plan granted to Messrs. Durbin, Bennett, McKnight and Summers on June 5, 1998, required to be reported on a Form 5 for December, 1998 due by February 16, 1998, were inadvertently filed late on a Form 5 on April 23, 1999; (iv) options granted to Messrs. Bennett, Hayase, Schmidt and Westover during 1998 under the Employee Plan required to be reported on a Form 5 for December 1998 due by February 16, 1998 were inadvertently not timely filed and for Messrs. Schmidt and Westover were reported on Form 4 and filed in February 1998 and for Messrs. Hayase and Bennett were reported on Form 5 for December 1998 filed on April 23, 1999; (v) two purchases for an aggregate of 2,000 shares by Mr. Toon, one for 1,000 shares occurring on January 22, 1999 and the other for 1,000 shares occurring on February 10, 1999 were untimely reported on a Form 4 filed on March 15, 1999; and (vi) options granted to Mr. Chilton during 1998 under the Employee Plan required to be reported on a Form 5 for December 1998 due by February 16, 1998 was inadvertently not timely filed and is in the process of being filed at the time of the filing of this Proxy Statement.

ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report of the Company for the year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                         Attention: Investor Relations

STOCKHOLDER PROPOSALS

         Any stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or before December 31, 1999 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, should any additional matters come before the Annual Meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by 1 or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                             By Order of the Board of Directors,



                                             Paul H. Hayase
                                             Secretary
Torrance, California
April 29, 1999

                               ORTHALLIANCE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           ON THURSDAY, JUNE 3, 1999

   The undersigned hereby appoints Sam Westover and Paul H. Hayase and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Class A Common Stock and Class B Common Stock of OrthAlliance, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 3, 1999, at 9:00 a.m., local time, at the Torrance Hilton Hotel, 21333 Hawthorne Boulevard, Suite 200, Torrance, California 90503, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

   1. To elect three (3) directors to serve until the 2001 Annual Meeting of
      Stockholders:

     Randall K. Bennett, D.D.S., M.S.       G. Harry Durity       Raymond G. W.
                               Kubisch, D.D.S., M.S.D.

     [ ] FOR all nominees (except as marked to the contrary below)  [ ] WITHHOLD
      AUTHORITY to vote for all nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

   2. To approve the amendments to the 1997 Non-Employee Director Stock Plan as described in the Proxy Statement:
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

   3. To approve the amendments to the 1997 Orthodontist Stock Plan as described in the Proxy Statement:
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

   4. To approve the amendments to the 1997 Employee Stock Plan as described in the Proxy Statement:

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

   5. To ratify appointment of Arthur Andersen LLP as the Company's independent public accountants:

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                                                Date:                     , 1999
                                                 ---------------------------

                                                --------------------------------
                                                          (Signature)

                                                --------------------------------
                                                  (Signature if held jointly)

                                                --------------------------------
                                                    (Title or authority, if
                                                          applicable)

                                                Please sign exactly as your name
                                                or names appear hereon. Where
                                                more than one owner is shown
                                                above, each should sign. When
                                                signing in a fiduciary or
                                                representative capacity, please
                                                give full title. If this proxy
                                                is submitted by a corporation,
                                                it should be executed in the
                                                full corporate name by a duly
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JUNE 3, 1999. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.